As filed with the Securities and Exchange Commission on April 3, 2009

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Corcept Therapeutics Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0487658
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

Corcept Therapeutics Incorporated

149 Commonwealth Drive

Menlo Park, California 94025

(Address of Principal Executive Offices including Zip Code)

Amended and Restated

2004 Equity Incentive Plan

(Full Title of the Plan)

Copy to:

Alan C. Mendelson, Esq.

Keith Benson, Esq.

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

(650) 463-4693

(Name and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting Company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Amended and Restated 2004 Equity Incentive Plan Common Stock, par value $0.001 per share:	1,995,264	$1.07	$2,134,932	$119.13

(1)	Pursuant to Rule 416 under the Securities Act of 1933, this registration statement shall also automatically cover any additional shares of the Registrant’s common stock which become issuable under the Amended and Restated 2004 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction which results in an increase in the number of outstanding shares of the Registrant’s common stock.

(2)	This estimate is made pursuant to Rule 457(c) solely for purposes of calculating the registration fee pursuant to Rule 457(h), and is based on a price of $1.07, which represents the average of the high and low prices per share of Registrant’s common stock as reported on the Nasdaq Capital Market on April 1, 2009.

REGISTRATION OF ADDITIONAL SECURITIES

We filed with the Securities and Exchange Commission the following registration statements on Form S-8 relating to shares of our common stock, par value $0.001 per share, to be offered and sold under our 2000 Stock Option Plan and Amended and Restated 2004 Equity Incentive Plan (the “2004 Plan”), and the contents of such statements are incorporated by reference in this registration statement: Registration Statement on Form S-8 filed June 3, 2004 (File No. 333-116127) and Registration Statement on Form S-8 filed April 11, 2008 (File No. 333-150199). We are hereby registering an additional 1,995,264 shares of our common stock, par value $0.001 per share, issuable or that may become issuable under our 2004 Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Commission allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this registration statement, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the following documents we have filed, or may file, with the Commission:

•	Our Registration Statement on Form S-8 filed June 3, 2004 (File No. 333-116127);

•	Our Registration Statement on Form S-8 filed April 11, 2008 (File No. 333-150199);

•	Our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission on March 31, 2009;

•	Our Current Report on Form 8-K, filed on January 22, 2009;

•	Item 8.01 of our Current Reports on Form 8-K, filed on January 14, 2009, February 2, 2009 and February 27, 2009;

•	Our Current Report on Form 8-K, filed on April 1, 2009;

•	The description of our common stock contained in our Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on April 12, 2004; and

•

All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities covered hereby then remaining unsold, are deemed to be incorporated by reference in this registration statement and are a part hereof from the date of filing of such documents.

Any information that we later file with the Commission will automatically update and supersede the information and statements contained in a document incorporated or deemed to be incorporated by reference herein. Any such information or statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this registration statement. Under no circumstances will any information filed under former items 9 or 12 of Form 8-K or current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 5.	Interests of Named Experts and Counsel.

The validity of the common stock being offered by this prospectus will be passed upon for us by Latham & Watkins, LLP, Menlo Park, California. As of the date of this registration statement, Latham & Watkins LLP and certain attorneys in the Firm who have rendered, and will continue to render, legal services to the Company, own shares of our common stock and warrants exercisable for shares of our common stock representing in the aggregate less than one percent of the shares of our common stock outstanding immediately prior to the filing of this registration statement.

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Corcept Therapeutics Incorporated Amended and Restated 2004 Equity Incentive Plan

5.1	Opinion of Latham & Watkins, LLP

23.1	Consent of Latham & Watkins, LLP (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on the signature page to this registration statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on April 3, 2009.

Corcept Therapeutics Incorporated

By:	/s/ Joseph K. Belanoff, M.D.
Joseph K. Belanoff, M.D. Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each persons whose signature appears below hereby constitutes and appoints Joseph K. Belanoff and Caroline M. Loewy, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOSEPH K. BELANOFF Joseph K. Belanoff, M.D.	Chief Executive Officer and Director (Principal Executive Officer)	April 3, 2009

/s/ CAROLINE M. LOEWY Caroline M. Loewy	Chief Financial Officer (Principal Financial Officer)	April 3, 2009

/s/ ANNE LEDOUX Anne LeDoux	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	April 3, 2009

/s/ JAMES N. WILSON James N. Wilson	Director and Chairman of the Board of Directors	April 3, 2009

/s/ ALLEN ANDERSSON Allen Andersson	Director	April 3, 2009

/s/ G. LEONARD BAKER, JR. G. Leonard Baker, Jr.	Director	April 3, 2009

/s/ JOSEPH C. COOK, JR. Joseph C. Cook, Jr.	Director	April 3, 2009

/s/ PATRICK G. ENRIGHT Patrick G. Enright	Director	April 3, 2009

/s/ JAMES A. HARPER James A. Harper	Director	April 3, 2009

/s/ DAVID L. MAHONEY David L. Mahoney	Director	April 3, 2009

/s/ EDWARD E. PENHOET Edward E. Penhoet, Ph. D.	Director	April 3, 2009

Exhibit Index

Exhibit Number	Description

4.1	Corcept Therapeutics Incorporated Amended and Restated 2004 Equity Incentive Plan

5.1	Opinion of Latham & Watkins, LLP

23.1	Consent of Latham & Watkins, LLP (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on the signature page to this registration statement).

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